EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Craftmade International, Inc. and Subsidiaries
Coppell, Texas
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-50190) of Craftmade International, Inc. and Subsidiaries (“Craftmade”) of our reports dated August 25, 2006 relating to the consolidated financial statements and the related financial statement schedule, and the effectiveness of Craftmade’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
September 11, 2006
Dallas, Texas